SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]

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[x]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

MSB FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

Financial Edge Fund, L.P.
PL Capital, LLC
Goodbody/PL Capital, LLC
Financial Edge-Strategic Fund, L.P.
Goodbody/PL Capital, L.P.
PL Capital Advisors, LLC
PL Capital, LLC Defined Benefit Plan
Richard J. Lashley
Beth Lashley
Dr. Robin Lashley
              John W. Palmer
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY, DATED JANUARY 10, 2008

MSB FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 11, 2008

PROXY STATEMENT OF THE PL CAPITAL GROUP
IN OPPOSITION TO
THE MANAGEMENT OF MSB FINANCIAL CORP.

WHY YOU WERE SENT THIS PROXY STATEMENT

This proxy statement and the accompanying WHITE proxy card are being furnished to holders of the common stock of MSB Financial Corp. (“MSB Financial” or the “Company”) in connection with the solicitation of proxies by the PL Capital Group to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of MSB Financial. The Annual Meeting will be held at the Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on February 11, 2008, at 3:00 p.m. At the Annual Meeting, among other things, MSB Financial is seeking stockholder approval of the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan (the “Stock Benefit Plan” or the “Plan”).

The PL Capital Group is soliciting proxies AGAINST the approval of the Stock Benefit Plan for the reasons noted in this proxy. The PL Capital Group is only soliciting proxies opposing the Stock Benefit Plan and is not opposing the election of Directors nominated by MSB Financial, or the Company’s proposal regarding the selection of Beard Miller Company LLP as independent auditors for the fiscal year ending June 30, 2008. We urge you to vote AGAINST approving the Stock Benefit Plan which would allow the Company to grant up to $3,682,232 (based on the closing price of $9.55 on January 9, 2008) in stock options and restricted stock awards to the management, board and employees of MSB Financial. We believe benefits of such a magnitude should be earned, not just granted, and that the Company has not yet demonstrated performance sufficient to justify such benefits.

The Company’s proxy statement contains information regarding the Stock Benefit Plan, including a description of the material features of the Plan, the persons eligible to participate in the Plan, and the benefits or amounts to be received by executive officers and directors under the Plan (to the extent determinable) and any additional information required to be disclosed about the Plan (collectively, the “Stock Benefit Plan Information”). See the section on “Other Matters” below.

The PL Capital Group consists of various investment entities and individuals that beneficially own an aggregate of 422,973 shares of MSB Financial’s total outstanding common stock. The PL Capital Group is MSB Financial’s largest stockholder, excluding shares held by MSB Financial, MHC (the “MHC”). The PL Capital Group owns approximately 7.5% of MSB Financial’s total outstanding common stock and 16.7% of the common stock held by the public (namely, the common stock held by stockholders other than the MHC).

The MHC owns 55% of MSB Financial’s total outstanding common stock and under most circumstances would unilaterally control the outcome of proposals presented to the Company’s stockholders for a vote. However, with regard to stockholder approval of the Stock Benefit Plan, federal banking regulations require that a majority of the votes cast by stockholders other than the MHC vote in favor of the Plan. SO YOUR VOTE COUNTS!

The persons and entities which constitute the PL Capital Group are described below in the section entitled “Certain Information Regarding The Participants.” This proxy statement sometimes refers to the PL Capital Group as “we,” “us,” “our” and variants of those words.

The principal executive offices of MSB Financial are located at 1902 Long Hill Road, Millington, New Jersey 07946. This proxy statement is first being mailed to stockholders on or about January 15, 2008.

WE ARE OPPOSING THE STOCK BENEFIT PLAN BECAUSE:

(1)	MSB FINANCIAL HAS NOT BEEN PUBLIC FOR ENOUGH TIME FOR STOCKHOLDERS TO
PROPERLY EVALUATE THE COMPANY’S PERFORMANCE; and
(2)	IN OUR OPINION MANAGEMENT HAS NOT YET IMPLEMENTED THE ACTIONS NEEDED TO
ENHANCE STOCKHOLDER VALUE

MSB FINANCIAL HAS NOT BEEN PUBLIC FOR ENOUGH TIME FOR STOCKHOLDERS TO
PROPERLY EVALUATE THE COMPANY’S PERFORMANCE:

MSB Financial has been a public company for approximately one year since it sold stock in January 2007. At that time, MSB Financial sold 2,529,281 shares of common stock to its depositors at a price of $10.00 per common share. On the first day of trading the stock initially traded above $12.00 per share, but over the course of 2007 the price has generally declined. The all time high in the stock was $12.50 on January 5, 2007 and the all time low was $9.27 on November 30, 2007. On December 31, 2007 MSB Financial’s stock price was $9.55

Since MSB Financial went public in January 2007, it has only reported two full quarters of earnings. The following quarterly results were reported by MSB Financial:

Results:	Quarter Ended 6/30/07	Quarter Ended 9/30/07
Net Income	$158,000	$126,000

Earnings per Share (EPS)	$0.03	$0.02

Return on Assets (ROA)	0.22%	0.18%

Return on Equity (ROE)	1.46%	1.16%

Dividends Paid	none	none

We do not believe that MSB Financial’s tenure as a public company is long enough, or its performance is sufficient, for us to vote for the Stock Benefit Plan at this time. At some point in the future, perhaps at the next Annual Meeting of Stockholders in 2009, we may vote affirmatively for the Stock Benefit Plan and recommend that you do so as well at that time.

IN OUR OPINION MANAGEMENT HAS NOT YET IMPLEMENTED THE ACTIONS NEEDED
TO ENHANCE STOCKHOLDER VALUE

PL Capital has met and spoken with certain members of senior management and the board of the Company several times during 2007. During those discussions we made recommendations on ways for MSB Financial to enhance shareholder value, including:

•	Earning a Return on Equity of at least five percent;
•	Repurchasing up to one-third of the outstanding common stock held by the public over the next few years, with most of that frontloaded into the next 12-18 months while the stock is attractively priced;
•	Increasing the cash dividend ratably until such time that the dividend payout ratio (i.e. the percentage of earnings paid out in dividends) is 100%;
•	Paying those cash dividends to the public shareholders only (with the MHC waiving their right to the dividend as permitted by the Company’s banking regulators).

However, until we gain more comfort on the management’s and board’s ability to manage a public company and their willingness to take the steps necessary to enhance stockholder value, such as those outlined above, we are not yet ready to authorize them to grant up to $3,682,232 million in stock options and restricted stock awards. We believe benefits of such a magnitude should be earned, not just granted. We hope you agree and urge your to vote AGAINST the Stock Benefit Plan.

Another way for MSB Financial to increase our comfort level (and potentially cause us to reconsider our opposition to the Stock Benefit Plan in 2009 or 2010) would be for MSB Financial to appoint a representative of PL Capital (or someone else known to us to have the experience and expertise in creating stockholder value in a publicly traded thrift) to the board of directors. In fact, in early November 2007 PL Capital requested that the Company add PL Capital principal Richard Lashley to the board of the Company. PL Capital believes this request was reasonable given that:

•	PL Capital is the Company’s largest outside stockholder;
•	Mr. Lashley resides in Warren, New Jersey, which is directly in the Company’s market area;
•	Mr. Lashley has prior experience as a director of several public company banks and thrifts;
•	Mr. Lashley is a CPA with over approximately 25 years of professional and investment experience in the banking industry;
•	Mr. Lashley and his wife are customers of the Bank and personally own MSB Financial stock, having participated in the initial public offering to depositors; and
•	PL Capital was requesting an expansion of the board, so no existing board member would have to resign or retire.

Unfortunately, the Company declined the request in early December 2007, noting that there were no vacancies on the board at that time. The board agreed to leave the request open for possible consideration in the future. We hope that the board reconsiders PL Capital’s request in 2008.

We hope you understand that we are not permanently opposed to approving the Plan. In fact, we hope to vote for the Stock Benefit Plan at some point in the future, potentially as early as one year from now at the 2009 Annual Meeting, if the Company implements the actions we noted above and improves its performance. We hope you agree that it is simply premature to authorize the Company to grant up to $3,682,232 in stock options and restricted stock awards that we believe are not yet justified by the Company’s performance or actions.

WE URGE YOU TO VOTE AGAINST THE STOCK BENEFIT PLAN.

WHO CAN VOTE AT THE ANNUAL MEETING

The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is December 26, 2007 (the “Record Date”). Stockholders of the Company as of the Record Date are entitled to one vote at the Annual Meeting for each share of common stock of the Company, $0.10 par value per share (the “Common Stock”), held on the Record Date. The Company stated in its proxy statement that it had 5,620,625 shares of Common Stock issued and outstanding on the Record Date.

HOW TO VOTE BY PROXY

Whether you plan to attend the Annual Meeting or not, we urge you to vote AGAINST the approval of the Stock Benefit Plan by completing and returning the enclosed WHITE proxy card, or to contact the bank or broker responsible for your account to instruct them as to how you want to vote. Please contact our proxy solicitor D.F. King & Co., Inc. at (800) 488-8035 if you require assistance in voting your shares.

Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the WHITE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

•	“AGAINST” the approval of the Stock Benefit Plan;

•	“FOR” the election of the Company’s three nominees, E. Haas Gallaway, Jr., W. Scott Gallaway and Michael A. Shriner to the Board of Directors;

•	“FOR” the ratification of the appointment of Beard Miller Company LLP as the independent auditors of the Company for the fiscal year ending June 30, 2008; and

•	“AGAINST” the adjournment of the Annual Meeting to permit the Board of Directors to solicit additional proxies, if necessary.

You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the WHITE proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the internet). Please do this for each account you maintain to ensure that all of your shares are voted.

A large number of banks and brokerage firms are participating in a program that allows eligible stockholders to vote by telephone or via the Internet. If your bank or brokerage firm is participating in the telephone voting program or Internet voting program, then such bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form. Telephone and internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity to allow you to give your voting instructions and to confirm that your instructions have been properly recorded. Stockholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies. If your bank or brokerage firm does not provide you with a voting form, but you instead receive our WHITE proxy card, then you should mark our proxy card, date it and sign it, and return it in the enclosed envelope.

Rule 14a-4(c)(3) of the Securities Exchange Act of 1934, as amended, governs our use of our discretionary proxy voting authority with respect to a matter that is not known by us a reasonable time before our solicitation of proxies. It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in this proxy statement. If any other matters are presented at the Annual Meeting for which we may exercise discretionary voting, your proxy will be voted in accordance with the best judgment of the persons named as proxies on the attached proxy card. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

VOTING AND PROXY PROCEDURES

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding entitled to vote at the Annual Meeting will constitute a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all of the nominees, withhold votes as to all of the nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three. Votes that are withheld will have no effect on the outcome of the election.

In voting to adopt the Stock Benefit Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. The proposal will be approved if a quorum is present and (1) a majority of the total votes eligible to be cast at the Annual Meeting, including the MHC, vote in favor of the Plan (the “majority vote requirement”) and (2) a majority of the votes cast by stockholders other than the MHC vote in favor of the Plan (the “majority of the minority vote requirement”). With respect to the majority vote requirement, abstentions and broker non-votes will have the effect of a vote against the approval of the Plan, but the MHC holds a majority of the total votes eligible to be cast at the Annual Meeting and controls the outcome of the majority vote requirement. With respect to the majority of the minority vote requirement, assuming a quorum is present, abstentions and broker non-votes will not affect the vote required to approve the Stock Benefit Plan (so your vote counts).

In voting to ratify the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. The proposal will be approved if a quorum is present and the number of votes cast in favor of ratifying the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm exceeds the number of votes cast in opposition to the proposal. Assuming a quorum is present, abstentions and broker non-votes will not affect the vote required to ratify the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm.

Because the MHC owns in excess of 50% of the Common Stock, the votes it casts will ensure the presence of a quorum and determine the outcome of the election of directors and the ratification of the independent registered public accounting firm.

Any proxy may be revoked by you at any time prior to the time a vote is taken by delivering to the Secretary of the Company a notice of revocation bearing a later date, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person (but attendance at the Annual Meeting will not by itself constitute revocation of a prior-delivered proxy).

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.

ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.

SOLICITATION OF PROXIES; EXPENSES

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by the PL Capital Group. In addition to the use of the mails, proxies may be solicited by the PL Capital Group, other Participants (as defined below) and/or their employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and PL Capital Group will reimburse such institutions for their reasonable out-of-pocket expenses.

The PL Capital Group has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $30,000, plus reimbursement of reasonable out-of-pocket expenses. Approximately five persons will be utilized by that firm in its solicitation efforts.

The PL Capital Group estimates that its total expenditures relating to the solicitation of proxies will be approximately $100,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation). Total cash expenditures to date relating to this solicitation have been approximately $5,000.

The PL Capital Group may seek reimbursement from the Company for its actual expenses in connection with this solicitation.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The PL Capital Group consists of Richard Lashley, John Palmer, PL Capital, LLC (“PL Capital”), Goodbody/PL Capital, LLC (“Goodbody/PL LLC”), Financial Edge Fund, L.P. (“Financial Edge Fund”), Financial Edge-Strategic Fund, L.P. (“Financial Edge Strategic”), PL Capital/Focused Fund, L.P. (“Focused Fund”), Goodbody/PL Capital, L.P. (“Goodbody/PL LP”), PL Capital Advisors, LLC (“PL Capital Advisors”), PL Capital LLC Defined Benefit Plan, Beth Lashley and Dr. Robin Lashley.

PL Capital is a Delaware limited liability company. Messrs. Lashley and Palmer are the managing members and owners of PL Capital. The principal business of PL Capital is serving as general partner of (1) Financial Edge Fund, a Delaware limited partnership (2) Financial Edge Strategic, a Delaware limited partnership, and (3) Focused Fund, a Delaware limited partnership.

PL Capital Advisors is a Delaware limited liability company. Messrs. Palmer and Lashley are the managing members and owners of PL Capital Advisors. PL Capital Advisors is the investment advisor to Financial Edge Fund, Financial Edge Strategic, Goodbody/PL LP and Focused Fund.

Goodbody/PL LLC is a Delaware limited liability company. Messrs. Lashley and Palmer are the managing members and owners of Goodbody/PL LLC. The principal business of Goodbody/PL LLC is serving as general partner of Goodbody/PL LP.

PL Capital LLC Defined Benefit Plan is a pension plan for PL Capital LLC. Beth Lashley is a Certified Public Accountant who is currently not employed. Dr. Robin Lashley is a college professor in Dover, Ohio and is Mr. Lashley’s sister.

The business address of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, Goodbody/PL LP, Goodbody/PL LLC, PL Capital Advisors, PL Capital LLC Defined Benefit Plan, Beth Lashley, Dr. Robin Lashley, Mr. Palmer and Mr. Lashley is: c/o PL Capital LLC, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540.

Each of the limited partnerships and companies managed by PL Capital, PL Capital Advisors and Goodbody/PL LLC invest primarily in equity and debt securities issued by publicly traded banks and thrifts. The principal employment of Messrs. Palmer and Lashley is investment management through PL Capital, PL Capital Advisors and Goodbody/PL LLC. Mr. Lashley resides at 2 Trinity Place, Warren, NJ 07059. Mr. Palmer resides at 4216 Richwood Court, Naperville, IL 60540.

Each of the members of the PL Capital Group may be deemed to be a participant in the solicitation conducted with this Proxy Statement. Each of them is referred to in this Proxy Statement as a “Participant” and collectively they are the “Participants.”

Appendix A lists certain information regarding ownership of the Common Stock by the Participants and transactions in the Common Stock made by the Participants during the past two years. The PL Capital Group beneficially owns 422,973 shares of Common Stock, or approximately 7.5% of the outstanding shares (16.7% excluding the stock owned by the MHC). The PL Capital Group may change its ownership of the Company or alter its investment strategy at any time.

No Participant has during the last ten years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Except as set forth herein, no Participant is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies). With respect to Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital is entitled to an allocation of a portion of profits, if any. With respect to Financial Edge Fund, Financial Edge Strategic, Focused Fund and Goodbody/PL LP, PL Capital Advisors is entitled to a management fee based upon a percentage of total capital. With respect to Goodbody/PL LP, Goodbody/PL LLC is entitled to an allocation of a portion of profits, if any.

There are no material proceedings to which any Participant or any associate of any Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Participant and no associate of any Participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.

Except as described herein or in Appendix A, neither any Participant nor any associate of any Participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

The PL Capital Group has not paid any additional compensation to Messrs. Lashley or Palmer solely as a result of this proxy solicitation at the Annual Meeting. The partnerships managed by PL Capital will generally reimburse, or indemnify Messrs. Lashley and Palmer for any expenses, and/or liabilities, they may incur in connection with the Annual Meeting. There are no other arrangements or understandings with Messrs. Lashley or Palmer other than as set forth herein.

OTHER MATTERS

The Company’s proxy statement contains information regarding (1) the security ownership of management and beneficial owners of more than 5% of the Common Stock; (2) the committees of the Company’s Board of Directors, including the nominating, compensation and audit committees (and information about audit committee financial experts); (3) the meetings of the Company’s Board of Directors and all committees thereof; (4) the backgrounds, qualifications and other information relating to the Company’s nominees to the Board of Directors, including their consent to be named as nominees and to serve if elected; (5) the compensation and remuneration paid and payable to the Company’s directors and management; (6) the attendance of members of the Company’s Board of Directors at the annual meeting; (7) the Company’s policies and procedures for the review, approval or ratification of transactions with related persons; (8) the Company’s director nomination process; (9) the independence of the Company’s directors; (10) stockholder communication with the Company’s Board of Directors; (11) the submission of stockholder proposals at the Company’s 2009 annual meeting of stockholders; and (12) Stock Benefit Plan Information. The PL Capital Group has no knowledge of, or responsibility for, the accuracy of the Company’s disclosures in its proxy materials.

YOUR VOTE IS IMPORTANT-PLEASE CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact D.F. King & Co., Inc., proxy solicitors for the PL Capital Group, at the following address and telephone number:
D.F. KING & CO., INC. 48 Wall Street New York, NY 10005 Toll Free: 1-800-488-8035

Please also feel free to call or email the PL Capital Group at the following:

Mr. Richard J. Lashley, Principal	Mr. John W. Palmer, Principal
PL Capital, LLC	PL Capital, LLC
466 Southern Blvd.	20 East Jefferson Avenue
Chatham, NJ 07928	Suite 22
(973) 360-1666	Naperville, IL 60540
(973) 360-1720 (fax)	(630) 848-1340
bankfund@aol.com	(630) 848-1342 (fax)
palmersail@aol.com

IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. PLEASE SIGN AND DATE YOUR WHITE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

Sincerely,

/s/___________________________	/s/___________________________
Richard J. Lashley	John W. Palmer
The PL Capital Group	The PL Capital Group

January 15, 2008

Appendix A
Additional Information Regarding Members of the PL Capital Group

The following table sets forth information regarding holdings of Common Stock by members of the PL Capital Group (who together constitute a “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

Participant & Address	Shares Held Beneficially	Percent of Class	Shares Held By Non- Participant Associates
Richard Lashley	422,973(1)	7.5%	0
2 Trinity Place
Warren, NJ 07059

John W. Palmer	408,012	7.3%	0
4216 Richwood Court
Naperville, IL 60540

PL Capital, LLC	298,837	5.3%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

PL Capital Advisors, LLC	406,512	7.2%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

Financial Edge Fund, LP	200,283	3.6%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

Financial Edge-Strategic Fund, LP	98,554	1.8%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

PL Capital LLC Defined Benefit Plan	1,500	<0.1%	0
20 East Jefferson Avenue
Naperville, Illinois 60540

Beth Lashley	12,461	0.2%	0
2 Trinity Place
Warren, NJ 07059

Dr. Robin Lashley	2,500	<0.1%	0
902 ClubView Drive
Dover, OH 44622

Goodbody/PL Capital, LLC	107,675	1.9%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

Goodbody/PL Capital, LP	107,675	1.9%	0
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

(1)	Includes 12,461 shares held jointly by Richard Lashley and his wife Beth Lashley.

Except as disclosed herein, no member of the PL Capital Group owns any shares of the Common Stock of record but not beneficially.

Transactions In Stock of the Company

The following transactions are the only transactions during the past two years with regard to the Common Stock made by members of the PL Capital Group.

Transactions by Richard & Beth Lashley:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
01/05/07	12,461

Transactions by Dr. Robin Lashley:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
04/20/07	434

04/23/07	2,066

Transactions by Financial Edge Fund, LP:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
01/05/07	29,880

01/08/07	18,000

01/09/07	52,230

01/10/07	8,162

01/11/07	6,100

01/12/07	6,431

03/09/07	3,264

03/12/07	1,137

03/14/07	11,140

03/16/07	3,500

04/30/07	4,385

05/01/07	214

05/02/07	1,000

05/08/07	500

05/11/07	476

05/23/07	2,918

05/25/07	2,700

05/31/07	300

06/11/07	30,000

06/12/07	1,600

07/12/07	4,984

07/17/07	5,562

07/20/07	4,500

07/26/07	1,300

Transactions by Financial Edge Strategic Fund, LP:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
01/05/07	17,000

01/08/07	4,000

01/09/07	30,300

01/10/07	12,000

Date (mm/dd/yy)	Number of Shares Buy (Sell)
03/13/07	4,111

03/16/07	3,500

03/19/07	1,000

06/08/07	2,300

06/11/07	14,000

07/12/07	4,000

07/17/07	2,500

07/18/07	2,043

07/20/07	1,800

Transactions by Goodbody/PL Capital, LP:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
01/05/07	20,443

01/08/07	9,900

01/09/07	25,000

01/10/07	7,900

03/13/07	4,000

03/14/07	2,000

03/16/07	1,000

03/19/07	1,000

03/29/07	400

04/24/07	5,000

05/29/07	1,282

06/01/07	590

06/11/07	15,000

07/16/07	707

07/17/07	8,500

07/20/07	2,237

07/24/07	2,716

Transactions by PL Capital LLC Defined Benefit Plan:

Date (mm/dd/yy)	Number of Shares Buy (Sell)
01/08/07	1,500

In aggregate, the PL Capital Group owns 422,973 shares of Common Stock of the Company acquired at an aggregate cost of $4,981,484.

The amount of funds expended by each entity or person is as follows:

Entity:	Shares held:	Total cost($):
Financial Edge Fund	200,283	$2,373,472

Financial Edge Strategic	98,554	1,169,385

Goodbody/PL LP	107,675	1,266,987

PL Cap LLC Benefit Plan	1,500	18,485

Dr. Robin Lashley	2,500	28,545

Richard & Beth Lashley	12,461	124,461

TOTAL	422,973	$4,981,484

The funds used by Financial Edge Fund, Financial Edge Strategic, Goodbody/PL LP and PL Capital LLC Defined Benefit Plan came from those entity’s available capital and from time to time by margin provided by Banc of America Securities LLC or Bear Stearns Securities Corp. on such firms’ usual terms and conditions. The amount of funds expended by Richard and Beth Lashley to acquire the shares held in their name came from their available personal capital. The amount of funds expended by Dr. Robin Lashley to acquire the shares held in their name came from her available personal capital.

All or part of the shares of Common Stock owned by members of the PL Capital Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the PL Capital Group. Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. As of the date of this filing, no member of the PL Capital Group has margin or other loans outstanding secured by Common Stock.

No Participant is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

PRELIMINARY COPY, DATED JANUARY 10, 2008

PROXY

THIS PROXY IS SOLICITED BY THE PL CAPITAL GROUP IN OPPOSITION TO THE BOARD
OF DIRECTORS OF MSB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mr. Richard J. Lashley and Mr. John W. Palmer, with full power of substitution, as Proxy for the undersigned, to vote all shares of common stock, par value $0.10 per share, of MSB Financial Corp. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on February 11, 2008, at 3:00 p.m., or any adjournments or postponements thereof (the “Annual Meeting”), as follows:

1.	APPROVAL OF THE MSB FINANCIAL CORP. 2008 STOCK COMPENSATION AND INCENTIVE PLAN:

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	ELECTION OF DIRECTORS- To elect E. Haas Gallaway, Jr., W. Scott Gallaway and Michael A. Shriner

FOR ALL |_|	WITHHOLD ALL |_|

Instruction: The PL Capital Group intends to use this proxy to vote for persons who have been nominated by the Company to serve as Director. You should refer to the Company’s proxy statement distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees. You may withhold authority to vote for a Company nominee, by writing the name of the Company nominee in the following space below:

3.	RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING JUNE 30, 2008:

FOR |_|	AGAINST |_|	ABSTAIN |_|

4.	THE ADJOURNMENT OF THE ANNUAL MEETING TO PERMIT THE BOARD OF DIRECTORS TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

FOR |_|	AGAINST |_|	ABSTAIN |_|

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed , will be voted in the manner directed herein by the undersigned Stockholder. Unless otherwise specified, this proxy will be voted “AGAINST” the approval of the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan, “FOR” the election of the Company’s nominees as Directors, “FOR” the ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor and “AGAINST” the adjournment of the Annual Meeting to permit the Board of Directors to solicit additional proxies, if necessary. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Dated:______________________________________________________

Signature:___________________________________________________

Signature(if held jointly):________________________________________

Title:________________________________________________________

Please sign exactly as your name(s) appear on the proxy card(s) previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY